                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                                Datascope Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1996
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 o'clock A.M., local time, on December 10, 1996, at The Harmonie Club, 4 East 60th Street, New York, New York, for the following purposes:

          1. To elect two directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 1999 and until the election and qualification of their respective successors;

          2. To vote upon stockholder proposals that are opposed by the Board of Directors; and

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's Common Stock at the close of business on October 28, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareholders may vote in person or by proxy.

     SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          MURRAY PITKOWSKY,
                                          Secretary

Dated: November 8, 1996

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 o'clock A.M., local time, on December 10, 1996, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any adjournments thereof. The purposes of the meeting are:

          1. To elect two directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 1999 and until the election and qualification of their respective successors;

          2. To vote upon stockholder proposals that are opposed by the Board of Directors; and

          3. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) against the stockholder proposals described below, and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is November 8, 1996.

                                     VOTING

     Holders of record of the Corporation's Common Stock on October 28, 1996, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 16,135,268 shares of Common Stock outstanding and entitled to vote, and a majority, or 8,067,635 of these shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     The favorable vote of a majority of the votes cast at the meeting is necessary to elect each director of the Corporation and to adopt the stockholder proposals. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below, and AGAINST the stockholder proposals.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The following information is supplied with respect to the nominees for election as directors of the Corporation in class II, and for the directors in classes I and III whose terms expire at the Annual Meeting of Shareholders occurring in 1998 and 1997, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

                             NOMINEES FOR DIRECTOR

     CLASS II (If elected each director will hold office until the Annual Meeting of Shareholders occurring in 1999 and until the election and qualification of their respective successors.)

                                                                                HAS BEEN A DIRECTOR
                                                PRINCIPAL OCCUPATION            OF THE CORPORATION
        NAME OF NOMINEE          AGE                OR EMPLOYMENT                     DURING
-------------------------------  ---     -----------------------------------    -------------------
David Altschiller..............  55      Chairman/Chief Executive Officer of    1982-present
                                         Altschiller, Reitzfield(1)
Joseph Grayzel, M.D. ..........  65      Consultant to the Corporation and      1969-present
                                         Physician

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

CLASS I

                                                                                HAS BEEN A DIRECTOR
                                                PRINCIPAL OCCUPATION            OF THE CORPORATION
       NAME OF DIRECTOR          AGE                OR EMPLOYMENT                     DURING
-------------------------------  ---     -----------------------------------    -------------------
George Heller..................  74      Director(2)                            1970-1979;
                                                                                1980-present
William L. Asmundson...........  59      Senior Investment Manager of           1969-present
                                         Rockefeller & Co. Inc.

CLASS III

                                                                                HAS BEEN A DIRECTOR
                                                PRINCIPAL OCCUPATION            OF THE CORPORATION
       NAME OF DIRECTOR          AGE                OR EMPLOYMENT                     DURING
-------------------------------  ---     -----------------------------------    -------------------
Lawrence Saper.................  68      Chairman of the Board and President    1964-present
                                         of the Corporation
Alan B. Abramson...............  50      Attorney(3)                            1996-present
Arno Nash......................  69      Chairman of Iterman Industrial         1965-1967;
                                         Products Ltd.(4)                       1996-present

---------------
(1) Mr. Altschiller is the Chairman of the Board and a principal of Hill, Holliday/Altschiller which is the New York office of Hill, Holliday, Connors, Cosmopulos, Inc., a Boston advertising agency.

(2) Mr. Heller also served as Senior Vice President of the Corporation from 1970 through 1979 and from 1980 through October 19, 1992 and as Secretary of the Corporation from 1970 through 1979 and from 1980 through December 31, 1992.

(3) Mr. Abramson has served as President of Abramson Brothers Incorporated since 1972.

(4) Mr. Nash has served as Chairman of Iterman Industrial Products Ltd. since 1965.

                             MEETINGS OF THE BOARD

     During the fiscal year ended June 30, 1996, five meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

     The Board of Directors has an audit committee consisting of Messrs. Altschiller, Asmundson and Abramson. The primary functions of the committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. This committee held two meetings during the Corporation's last fiscal year.

     The Corporation has a stock bonus committee consisting of Dr. Grayzel and Messrs. Saper and Heller. This committee is empowered to authorize the issuance of up to 100 shares of the Corporation's Common Stock to each of certain employees of the Corporation or of its subsidiaries who have been employed for at least 10 years or who have provided outstanding services on behalf of the Corporation. This committee held one meeting during the Corporation's last fiscal year.

     The Board of Directors also has a compensation committee consisting of Messrs. Altschiller, Asmundson and Abramson. The primary responsibility of this committee is to administer and make recommendations to the Board regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Datascope Corp. 1981 Incentive Stock Option Plan (the "1981 Plan") and the Datascope Corp. 1995 Stock Option Plan (the "1995 Plan"). This committee held five meetings during the Corporation's last fiscal year.

     The Board of Directors has no standing nominating committee.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

     The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 1996 (unless otherwise indicated):

                                                                AMOUNT AND
                    NAME AND ADDRESS                             NATURE OF              PERCENT OF
                 OF BENEFICIAL OWNER(1)                   BENEFICIAL OWNERSHIP(1)     COMMON STOCK(2)
--------------------------------------------------------  -----------------------     ---------------
Lawrence Saper..........................................         2,973,848(3)               17.5%
  14 Philips Parkway
  Montvale, NJ 07645
Gardner Lewis Asset Management..........................           815,700(4)                5.1%
  28 Wilmington-West Chester Pike
  Chadds Ford, PA 19317
Wellington Management Company...........................           956,200(5)                5.9%
  75 State Street
  Boston, MA 02109

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 1996, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1996. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 1996 are deemed to be outstanding.

(3) Includes (i) 32,641 shares owned by Trusts created by Mr. Saper for his minor children, (ii) 3,150 shares owned by Carol Saper, Mr. Saper's wife, and (iii) 350,328 shares which are owned by an irrevocable trust of which Carol Saper and Daniel Brodsky are Trustees. Mr. Saper will receive annual distributions from that Trust equal to 34% of the Trust's initial fair market value until September 28, 1997; thereafter the sole beneficiaries are Carol Saper and Mr. Saper's descendants. The Trustees have the sole right to vote and dispose of the shares. He disclaims beneficial ownership of all of the foregoing shares. Includes 545,000 shares which are issuable pursuant to currently exercisable options. This includes an option to purchase 500,000 shares, which option became exercisable on August 3, 1994, subject to the condition that the average of the high and low bid price of the Common Stock as quoted on NASDAQ on the date of exercise is at least $20. The exercise price of the option is $14.00, which was the fair market value of the Common Stock on the date of grant.

(4) Number of shares beneficially owned by Gardner Lewis Asset Management according to a Schedule 13G, dated February 9, 1996, filed with the Securities and Exchange Commission.

(5) Numbers of shares beneficially owned by Wellington Management Company, and its subsidiary Wellington Trust Company, N.A., according to Schedule 13G dated February 3, 1996 filed with the Securities and Exchange Commission.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information as of October 1, 1996 with respect to the Common Stock of the Corporation beneficially owned by each director and nominee (except Mr. Saper, whose holdings are shown in the preceding table) and each of the Named Executive Officers (as defined in "Executive Compensation" below), other than Mr. Saper, and by all directors and executive officers as a group (including Mr. Saper):

                                                                AMOUNT AND
                                                                NATURE OF              PERCENT OF
               NAME OF BENEFICIAL OWNER(1)                 BENEFICIAL OWNERSHIP      COMMON STOCK(2)
---------------------------------------------------------  --------------------      ---------------
Alan B. Abramson.........................................            5,000(3)            *
David Altschiller........................................           15,650(4)            *
William L. Asmundson.....................................           28,250(4)            *
Joseph Grayzel, M.D......................................          267,992(5)               1.6%
George Heller............................................           74,432(6)            *
Arno Nash................................................            7,000(3)            *
Murray Pitkowsky.........................................           70,332(7)            *
Timothy J. Haines........................................           20,000(8)            *
Russell Van Zandt........................................           22,993(9)            *
S. Arieh Zak.............................................           16,250(10)           *
All executive officers and directors as a group
  (consisting of 16 individuals).........................        3,636,471(11)             21.4%

---------------
   * Less than 1%.

 (1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1996. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 1996 are deemed to be beneficially owned by, and outstanding with respect to, such person.

 (3) Includes 5,000 shares which are issuable pursuant to currently exercisable options subject to shareholder approval.

 (4) Includes 14,000 shares which are issuable pursuant to currently exercisable options.

 (5) Does not include 31,500 shares held in the name of Dr. Grayzel's children (all of whom have attained majority) under the Uniform Gift to Minors Act, as to which shares Dr. Grayzel disclaims beneficial ownership. Includes 51,000 shares which are issuable pursuant to currently exercisable options. Does not include 25,000 shares which are issuable pursuant to options which will vest on the attainment of certain milestones.

 (6) Includes 8,000 shares which are issuable pursuant to currently exercisable options.

 (7) Includes 31,250 shares which are issuable pursuant to currently exercisable options.

 (8) Includes 20,000 shares which are issuable pursuant to currently exercisable options.

 (9) Includes 19,250 shares which are issuable pursuant to currently exercisable options.

(10) Includes 16,250 shares which are issuable pursuant to currently exercisable options.

(11) Includes 854,500 shares which are issuable pursuant to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

          NAME            AGE               POSITIONS AND OFFICES PRESENTLY HELD
------------------------  ---     ---------------------------------------------------------
Lawrence Saper..........  68      Chairman of the Board and President
Ernst Janzen............  60      Senior Vice President
Murray Pitkowsky........  65      Senior Vice President and Secretary(1)
Barry Cheskin...........  36      Vice President; President, Collagen Products Division(2)
Timothy Haines..........  39      Vice President; President, Patient Monitoring Division(3)
Richard Monastersky.....  41      Vice President, Human Resources(4)
Stanton Rowe............  45      Vice President, Business Development; Acting President,
                                  Cardiac Assist Division(5)
Russell Van Zandt.......  55      Vice President; President, InterVascular, Inc.(6)
Stephen E. Wasserman....  50      Vice President, Chief Financial Officer and Treasurer(7)
S. Arieh Zak, Esq. .....  35      Vice President, Regulatory Affairs and Corporate
                                  Counsel(8)

---------------
(1) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 19, 1992, and as Secretary since January 1, 1993. From April 1986 through October 19, 1992, Mr. Pitkowsky served as Vice President, Finance and Treasurer of the Corporation. He also served as Treasurer from February 28, 1994 to May 23, 1994, and as Chief Financial Officer from August 17, 1994 to May 16, 1995.

(2) Mr. Cheskin has been employed by the Corporation as Vice President and President of the Collagen Products Division (formerly the VasoSeal and Bioplex Divisions) since May 18, 1994. Mr. Cheskin served as General Manager of the VasoSeal and Bioplex Divisions from November 18, 1992 to May 18, 1994. Previously, he served as Director of Business Development for the Corporation from April 1, 1992. Prior to joining the Corporation, Mr. Cheskin was a Senior Associate at Booz, Allen & Hamilton, a consulting firm, where he worked from 1988 until he joined the Corporation.

(3) Mr. Haines has been employed as a Vice President of the Corporation and as the President of the Patient Monitoring Division since July 1, 1996. From July 1993 to June 30, 1996, Mr. Haines served as the President of InterVascular, Inc., a wholly owned subsidiary of the Corporation.

(4) Mr. Monastersky has been employed by the Corporation in his current position since October 15, 1990. From August 1988 through such date, Mr. Monastersky served as the Director of Human Resources of the Corporation.

(5) Mr. Rowe has been employed by the Corporation as Vice President, Business Development and as the acting President of the Cardiac Assist Division since September, 1996. Prior to his employment with the Corporation, Mr. Rowe served as Vice President, New Business Development of Johnson & Johnson Interventional Systems Company.

(6) Mr. Van Zandt has been employed by the Corporation as a Vice President of the Corporation since July 16, 1992, and as the President of InterVascular, Inc. since July 1, 1996. From July 16, 1992 through June 30, 1996, Mr. Van Zandt served as President of the Cardiac Assist Division. From November 1989 through July 1992, Mr. Van Zandt served as President of Bard Vascular Systems. From April 1986 through November 1989, Mr. Van Zandt served as President of Bard Canada, Inc.

(7) Mr. Wasserman has been employed by the Corporation as Vice President and Treasurer since May 18, 1994, and as Chief Financial Officer since May 16, 1995. Mr. Wasserman also served as Chief Financial Officer of the Corporation from May 18, 1994 through August 17, 1994. Mr. Wasserman served as President of the Patient Monitoring Division from August 17, 1994 through June 30, 1996. From August 1989 through December 1993 Mr. Wasserman served as a General Manager of Melville Biologics and Vice President of N.Y. Blood Center.

(8) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 23, 1992, and as Vice President of Regulatory Affairs since September 20, 1995. From 1986 through 1992 Mr. Zak served as a litigation associate at Sullivan & Cromwell.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended June 30, 1996, 1995 and 1994, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 1996 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):

                                                                                  LONG TERM COMPENSATION
                                                                               -----------------------------
                                                ANNUAL COMPENSATION                   AWARDS         PAYOUTS
                                         ---------------------------------     --------------------  -------
                                                              OTHER ANNUAL     RESTRICTED             LTIP      ALL OTHER
                                          SALARY    BONUS     COMPENSATION       STOCK     OPTIONS   PAYOUTS   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     ($)       ($)          ($)          AWARDS($)     (#)       ($)        ($)(1)
--------------------------------  ----   --------  -------    ------------     ---------   --------  -------   ------------
Lawrence Saper,.................  1996    630,000  400,000       313,897(2)        --            --     --         8,742
  Chairman of the Board           1995    630,000  400,000       137,221(2)        --            --     --         8,540
  and Chief Executive             1994    630,000  756,000       116,662(2)        --       500,000     --         9,341
  Officer
Murray Pitkowsky................  1996    215,000   75,000            --           --        10,000     --         6,418
  Senior Vice President and       1995    215,000   75,000            --           --            --     --         6,205
  Secretary                       1994    212,500   67,500(3)         --           --         5,000     --         6,279
Timothy J. Haines...............  1996    219,586  100,000        56,867(4)        --        20,000     --         2,681
  Vice President;                 1995    197,489  100,000        83,228(4)(5)     --         5,000     --         4,576
  President, Patient              1994    162,531  100,000        75,238(4)(5)     --        20,000     --            91
  Monitoring Division
Russell Van Zandt...............  1996    214,050   75,000            --           --        10,000     --         3,718
  Vice President;                 1995    208,400  120,000            --           --         5,000     --         4,936
  President,                      1994    199,583  110,000        67,019(6)        --         2,000     --         5,780
  InterVascular, Inc.
S. Arieh Zak....................  1996    170,625  122,500            --           --        10,000     --         6,368
  Vice President,                 1995    155,625   75,000            --           --        13,000     --         5,379
  Regulatory Affairs and          1994    143,333   45,000            --           --         3,000     --         2,510
  Corporate Counsel

---------------
(1) Amounts in this column represent (a) Corporation matching contributions under the Corporation's 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and (c) with respect to split dollar life insurance policies maintained by the Corporation for the benefit of Messrs. Saper and Pitkowsky, the actuarial value of the benefit to such Named Executives of the current year's insurance premium paid by the Corporation in excess of that required to fund the death benefit under the policy. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1994 are as follows. Saper: (a) $4,620, (b) $615 and (c) $4,106. Pitkowsky: (a) $4,647, (b) $357 and (c) $1,275. Haines: (a)
    $0 and (b) $91. Van Zandt: (a) $5,165 and (b) $615. Zak: (a) $1,875 and (b)
    $635. The amounts comprising items (a), (b) and (c) described in the preceding sentence for each Named Executive in fiscal year 1995 are as follows. Saper: (a) $4,620, (b) $885 and (c) $3,035. Pitkowsky: (a) $4,620,
    (b) $597 and (c) $988. Haines: (a) $4,380 and (b) $196. Van Zandt: (a)
    $4,051 and (b) $885. Zak: (a) $4,714 and (b) $665. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1996 are as follows. Saper: (a) $4,750, (b) $1,026 and (c) $2,966.
    Pitkowsky: (a) $4,620, (b) $863 and (c) $935. Haines: (a) $2,101 and (b)
    $580. Van Zandt: (a) $2,692 and (b) $1,026. Zak: (a) $5,432 and (b) $936.
    Cumulative net life insurance premiums paid under the split dollar life insurance program are recoverable (i) with respect to Mr. Saper, on death, if not recovered earlier, and (ii) with respect to Mr. Pitkowsky, at retirement or death.

(2) Includes payments for automobile and expense allowance, respectively, in the following amounts: $66,684 and $45,876 in fiscal 1996; $67,476 and $69,745 in fiscal year 1995; and $67,500 and $49,162 in fiscal 1994. Includes $21,780 for personal tax services in fiscal year 1996. Also includes $179,557 reimbursement for executive portion of split dollar life insurance in fiscal year 1996 covering fiscal years 1995 and 1996.

(3) Includes $22,500 additional bonus paid in fiscal year 1994 with respect to fiscal year 1993.

(4) Payments were for automobile expenses and reimbursement for private school tuition and fees for children, respectively, in the following amounts:
    $13,662 and $43,205 in fiscal year 1996; $18,704 and $23,512 in fiscal year
    1995 and $19,653 and $34,795 in fiscal year 1994.

(5) Includes payment for housing allowance of $0 in fiscal year 1996; $41,012 in fiscal year 1995 and $20,790 in fiscal year 1994.

(6) Includes $62,773 reimbursement for relocation expenses and $4,246 representing personal use of automobile leased by the Corporation.

OPTIONS OF NAMED EXECUTIVES TO PURCHASE SECURITIES

     On October 1, 1981, the Corporation adopted the 1981 Plan, which was subsequently approved by the shareholders at the 1981 Annual Meeting. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1981 Plan terminated on September 30, 1996; but options issued thereunder remain outstanding. Consequently, the Corporation can no longer issue options under the 1981 Plan.

     On September 19, 1995, the Corporation adopted the 1995 Plan, which was subsequently approved by the shareholders at the 1995 Annual Meeting. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Plan, as amended, reserved 750,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1995 Plan terminates on September 18, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                             POTENTIAL REALIZED
                      ---------------------------------------------------------------       VALUE AT ASSUMED
                                     % OF TOTAL                                             ANNUAL RATES OF
                      NUMBER OF       OPTIONS                                                 STOCK PRICE
                      SECURITIES     GRANTED TO                                               APPRECIATION
                      UNDERLYING     EMPLOYEES                                              FOR OPTION TERM
                       OPTIONS       IN FISCAL      EXERCISE PRICE       EXPIRATION       --------------------
        NAME          GRANTED(#)        YEAR            ($/SH)              DATE           5%($)       10%($)
--------------------  ----------     ----------     --------------     --------------     --------    --------
Lawrence Saper......         0            --                --                     --           --          --
Murray Pitkowsky....    10,000(1)        2.2%           21.063         Sept. 18, 2005      132,418     335,547
Timothy J. Haines...    10,000(1)        2.2%           21.063         Sept. 18, 2005      132,418     335,547
                        10,000(2)        2.2%            17.75           May 12, 2006      111,590     282,769
Russell Van Zandt...    10,000(1)        2.2%           21.063         Sept. 18, 2005      132,418     335,547
S. Arieh Zak........    10,000(1)        2.2%           21.063         Sept. 18, 2005      132,418     335,547

---------------
(1) The option becomes exercisable in four equal annual installments beginning on September 19, 1996.

(2) The option becomes exercisable in four equal annual installments beginning on May 13, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FISCAL           AT FISCAL YEAR
                                 SHARES                             YEAR END(#)                  END($)
                               ACQUIRED ON        VALUE             EXERCISABLE/              EXERCISABLE/
            NAME               EXERCISE(#)     REALIZED($)         UNEXERCISABLE             UNEXERCISABLE
-----------------------------  -----------     -----------     ----------------------     --------------------
Lawrence Saper...............          0               0           45,000/500,000                  0/1,937,500
Murray Pitkowsky.............     15,000         175,950           26,500/ 13,500            115,315/   10,000
Timothy J. Haines............          0               0           11,250/ 33,750             41,563/   48,438
Russell Van Zandt............      2,250          18,063           11,250/ 18,500                  0/   12,438
S. Arieh Zak.................          0               0           11,000/ 20,000             13,623/   16,998

PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                           --------------------------------------------------------
              REMUNERATION                    15          20          25          30          35
-----------------------------------------  --------    --------    --------    --------    --------
$125,000.................................    28,125      37,500      46,875      56,250      65,625
$150,000.................................    33,750      45,000      56,250      67,500      78,750
$175,000.................................    39,375      52,500      65,625      78,750      91,875
$200,000.................................    45,000      60,000      75,000      90,000     105,000
$225,000.................................    50,625      67,500      84,375     101,250     118,125
$250,000.................................    56,250      75,000      93,750     112,500     131,250
$300,000.................................    67,500      90,000     112,500     135,000     157,500
$400,000.................................    90,000     120,000     150,000     180,000     210,000
$450,000.................................   101,250     135,000     168,750     202,500     236,250
$500,000.................................   112,500     150,000     187,500     225,000     262,500

     The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 32 years of service under the plan, Mr. Pitkowsky with 10 years, Mr. Van Zandt with 4 years, and Mr. Zak with 4 years; Mr. Haines will be retroactively credited with 3 years of service in January, 1997. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The foregoing table illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

     The Corporation also maintains certain plans which provide for supplemental pension benefits for Messrs. Saper and Pitkowsky (the "Supplemental Benefits Plans"). Under the terms of the plan maintained for Mr. Pitkowsky, upon attaining the age of 65, Mr. Pitkowsky is entitled to receive specified monthly payments for 15 years, which payments may be increased if the participant continues to work for the Corporation after age 65. In general, the payments to be received were fixed by determining the difference between (i) 60% of a pre-determined amount deemed to represent average compensation for the five years prior to age 65 and (ii) the monthly retirement benefit that would be payable under the Datascope Corp. Pension Plan (which amounts are limited by ERISA). The plan in effect for Mr. Saper during fiscal year 1996 provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, but will not be less than the value of the benefit that would have been payable had his retirement occurred at age 65. The plan in effect for Mr. Pitkowsky also provides for survivor benefits, including monthly payments upon death. The plan in effect for Mr. Saper provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family. The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the trust. Benefits under each Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation purchases key-man insurance intended to recover a substantial portion of the net after-tax cost of the benefits. The estimated annual benefit payable upon retirement to Mr. Saper under his Supplemental Benefits Plan is $1,257,000. The total annual benefit payable upon retirement to Mr. Pitkowsky under his Supplemental Benefits Plan is $88,466.

COMPENSATION OF DIRECTORS

     Each director of the Corporation (except Mr. Saper and Dr. Grayzel) receives an annual director's fee of $12,000 and an attendance fee of $1,000 for each meeting of the Board attended by that director and $500 per committee meeting attended.

     From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. All such options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of the Corporation's Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares. In September 1996, options to purchase 5,000 shares of Common Stock were granted to each of Messrs. Abramson and Nash, two newly appointed non-employee directors of the Corporation.

     Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Plan and the 1995 Plan and with respect to the certain director options which have been approved by the Corporation's shareholders are exempt from the short-swing trading liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 of the Exchange Act. The 1981 Plan and the 1995 Plan do not cover grants to directors who are not employees or officers of the Corporation.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation entered into a five-year employment agreement with Mr. Saper, dated as of June 30, 1991, which was amended as of July 25, 1994. The employment agreement provides for automatic one year extensions after June 30, 1996 unless either party gives notice of intent not to extend one hundred and eighty days prior to the end of the initial five-year term or any extension. The employment agreement provides for an annual base salary of $630,000 until June 30, 1994 after which increases will be as determined by the Compensation Committee. Mr. Saper is also entitled to participate in the Corporation's Annual Bonus Plan (the "Bonus Plan") described below. Mr. Saper may terminate the agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes in control of the Corporation, in which event Mr. Saper is entitled to receive a lump sum payment equal to his compensation as then in effect (including base salary and prior year's bonus compensation) multiplied by the number of years remaining in his term of employment or, if greater, an amount equal to his compensation as then in effect multiplied by 2.99. Under the agreement, if Mr. Saper voluntarily decides to reduce his duties while the employment agreement is in effect, he and the Corporation will negotiate a mutually agreeable five-year consulting arrangement. Under the terms of any such consulting arrangement, Mr. Saper would be entitled to the retirement benefits provided by his employment agreement during the term of the consulting arrangement.

     The Corporation has agreed that in the event of a change in control of the Corporation Mr. Pitkowsky would be entitled to a lump-sum payment of 2.5 times his annual base salary then in effect.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

PHILOSOPHY AND POLICY

     The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the Bonus Plan described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry.

     The Bonus Plan allows for annual bonus payments to eligible executives based on attainment of overall corporate and division earnings targets. The divisional earnings targets are established annually by the divisional presidents and approved by Mr. Saper and the overall corporate earnings targets are established annually by the Corporation's Board of Directors. Bonuses are granted to participants if the target level of earnings growth is achieved, and the size of the executive's bonus increases with the level of earnings growth up to a certain maximum level of bonus. Mr. Saper has the discretion, subject to approval of the Board of Directors, to grant special awards or adjust annual awards in the event that corporate or divisional results do not adequately reflect a participant's effort. The percentage of an eligible executive's salary which may be earned as a bonus varies depending on the employee's position with the Corporation.

     The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Saper's compensation for fiscal year 1996 was determined by an employment agreement entered into in June 1991. The overall compensation included in the agreement was determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry. Pursuant to that agreement, Mr. Saper is entitled to participate in the Bonus Plan. The Compensation Committee has determined that, in addition to continued earnings growth of the Corporation, an important goal for Mr. Saper is to build greater management depth, provide for eventual succession, and to lead the Corporation through the regulatory challenges it faced. Mr. Saper's bonus of $400,000 for the fiscal year ended June 30, 1996 was based on the achievement of the Corporation's overall corporate earnings target established by the Board of Directors for that year, as well as Mr. Saper's leadership of the Corporation during that year, with a special emphasis on the Corporation's success in meeting the regulatory challenges it faced and the strengthening of the Corporation's management team.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In addition, pursuant to transitional rules under
Section 162(m), compensation which is paid pursuant to a written, binding agreement in existence on February 17, 1993 is exempt from the deduction limit. As a result of these transitional rules, the Compensation Committee believes that Mr. Saper's compensation prior to June 30, 1996 will not be subject to the
Section 162(m) deduction limitation. The Compensation Committee does not believe that the compensation to be paid to the Corporation's other executives will exceed the deduction limit set by Section 162(m).

                             COMPENSATION COMMITTEE

                                 Alan B. Abramson
                                 David Altschiller
                                 William L. Asmundson

     The forgoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the five year period commencing July 1, 1991 and each subsequent June 30 through June 30, 1996. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1991 and that all dividends were reinvested.

      Measurement Period                          S&P 500 In-     S&P Medical
    (Fiscal Year Covered)          Datascope          dex          Products
1991                                    100.00          100.00          100.00
1992                                    117.50          113.41          114.19
1993                                     75.00          128.87           93.66
1994                                     80.00          130.68           90.29
1995                                     86.25          164.75          138.52
1996                                     88.75          207.59          181.98

                             SHAREHOLDER PROPOSALS

     The following shareholder proposals were submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. The Corporation will furnish the names and addresses of the proponents of the statements and information concerning the number of shares of Common Stock that each proponent beneficiary owns, to any person, orally or in writing, promptly upon receipt of any oral or written request thereof.

PROPOSAL 1

  Eliminate Classified Board of Directors Resolution

     RESOLVED, that the stockholders of the Corporation request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

  Supporting Statement

     The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Corporation and its stockholders.

     The Board of Directors of the Corporation is divided into three classes serving staggered three-year terms. I believe that the Corporation's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

     The elimination of the Corporation's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to ensure that the Corporation will be managed in a manner that is in the best interests of the stockholders.

     I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I urge your support. Vote for this resolution.

CORPORATION'S STATEMENT IN OPPOSITION TO PROPOSAL 1

     The Board of Directors recommends a vote AGAINST the shareholder proposal to declassify the Board of Directors.

     In 1994, the Corporation's shareholders rejected a similar proposal, which was proposed by another member of the Investors Rights Association of America.

     In 1991 the shareholders of the Corporation voted in favor of creating a classified Board of Directors. The Board of Directors believes that the success of the Corporation in producing long-term shareholder value, as reflected in capital appreciation, requires long-term and strategic planning, and careful and consistent application of the Corporation's financial and other resources. The Board believes that an abrupt change of control could be disruptive to the Corporation in achieving its long-term strategic goals and might deprive shareholders of the opportunity to realize the full value of their investment. The Board believes that a classified Board helps provide continuity in management by ensuring that a majority of the Board at any given time would have prior experience as directors of the Corporation.

     In addition, as stated in the proxy statement relating to the 1991 annual meeting, a classified board enhances the ability of the Corporation's Board (which may be in possession of non-public information critical to an accurate assessment of the attractiveness of an acquisition proposal) to evaluate and respond to takeover attempts in a manner which maximizes shareholder value. In the particular case of a technology oriented corporation like the Corporation, market price at a given time may not be an accurate measure of the Corporation's intrinsic value, because the price may not reflect certain information such as the impact of a new product under development which has not been publicly disclosed or the potential performance of a recently introduced product. Accordingly, a hostile acquisition that is not negotiated with the Board could result in a price which is not indicative of the Corporation's true value.

     Further, the Board does not believe that a classified board limits management's accountability and responsiveness to the Corporation's shareholders. The shareholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at an annual meeting. By altering the composition of the Board, the shareholders can properly and effectively express their views with respect to, and thus influence, the Corporation's policies. The Board believes that incumbent directors who continue in office will be aware of and influenced by such shareholder action.

     In the opinion of the Board of Directors, the above reasons continue to be valid and the classified board remains in the best interest of the shareholders.

     Under Delaware law, the Corporation's Certificate of Incorporation must be amended in order to declassify the Board of Directors. The amendment to the Corporation's Certificate of Incorporation contemplated by the proposal must first be approved by the Board of Directors and then submitted to the shareholders for a vote. The Board of Directors, however, has not approved the requested action and is opposed to such an amendment. A vote in favor of the proposal is only an advisory recommendation to the Board of Directors that it recommend to the shareholders the amendment of the Certificate of Incorporation.

PROPOSAL 2

  Golden Parachute Resolution

     RESOLVED, that the shareholders recommend that the board of directors adopt a policy against entering into future agreements with officers and directors of the Corporation which provide compensation contingent on a change of control of the Corporation, unless such compensation agreements are submitted to a vote of the shareholders and approved by a majority of shares present and voting on the issue.

  Supporting Statement

     Lucrative severance contracts awarded to senior corporate executives which provide compensation contingent on a change of control, usually through a merger or acquisition of the corporation, are known as "golden parachutes." These contracts are awarded without shareholder approval.

     The practice of providing these large cash awards to a small group of senior corporate managers without shareholder approval has been a subject of public outcry. In 1988, the U.S. Senate in emphasizing the potential conflict of interest between management and shareholders created by these agreements voted ninety-eight to one to require shareholder approval of golden parachutes which exceed three times annual compensation.

     Although final action was not taken, it is clear to me that the overwhelming vote in favor of the measure reflects public sentiment against golden parachutes. A shareholder vote would allow the corporation's owners to decide for themselves whether golden parachutes are in their best interests.

     I am a founding member of the Investors Rights Association of America and it is clear to me that requiring a shareholder vote is necessary to address the conflicts of interest between management and shareholders that arise in the awarding of golden parachutes.

     I urge your support. Vote for this resolution.

CORPORATION'S STATEMENT IN OPPOSITION TO PROPOSAL 2

     The Board of Directors recommends a vote AGAINST the shareholder proposal requiring the Corporation to seek shareholder approval before entering into change-in-control compensation agreements. The Board believes that employee compensation arrangements which provide reasonable benefits contingent upon a change-in-control serve the best interests of the Corporation and its shareholders. Requiring shareholder approval of these agreements would decrease the Corporation's flexibility to implement these arrangements while providing no corresponding benefit to shareholders.

     Change-in-control compensation agreements are common in public companies and serve as part of an integral program to enable companies, such as the Corporation, to attract and retain highly qualified officers. In the Board's view, requiring shareholder approval of such arrangements would disadvantage the Corporation in the highly competitive market for talented executives. The Corporation believes that change of control compensation arrangements are common and are regularly offered to potential executives by its competitors. If shareholder approval were required, some talented executives might decline opportunities to join the Corporation due to the uncertainty and significant delay in the Corporation's entering into an agreement acceptable to the prospective executive.

     The Corporation's existing employment (change-in-control) arrangements are designed to minimize, rather than create, any conflict of interest that executives might be deemed to have in the event of a takeover bid for the Corporation. By providing financial security against possible job loss following a takeover, these arrangements help management to assess a takeover bid objectively, without fear of personal financial loss, and to advise the Board whether the bid is in the best interests of the Corporation and its shareholders. Indeed, the Corporation's current change of control compensation arrangements have a value of less than 2% of the Corporation's market capitalization, and therefore would not materially increase the cost of an acquisition of the Corporation. Accordingly, the Corporation does not believe that these provisions transfer significant value from the shareholders to the executives.

     As a lengthy period may elapse from the time a change in control is proposed until it is completed, the Corporation and its shareholders would be disadvantaged if it were to lose key employees during that time. The existing employment arrangements are an incentive for key managers to protect shareholder interests and to remain with the Corporation while the Corporation is facing the threat of a contest for control. These arrangements will NOT prevent a business combination that would increase shareholder value.

     Moreover, the Corporation believes that requiring shareholder approval of change-in-control arrangements might ultimately raise the total current cost of executive compensation to the shareholders. Executives who join the Corporation without contractual protection based upon change-in-control arrangements might seek more value in direct benefits in order to compensate for the uncertainty and delay created by the shareholder approval requirement. The Corporation, therefore, believes that the shareholder approval requirement would unnecessarily increase the cost of compensating new executives.

                  COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

     The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Corporation's shareholders must be received by the Corporation for inclusion in the Corporation's 1997 Proxy Statement and form of proxy on or prior to July 11, 1997.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Corporation for the year ended June 30, 1996 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

     Upon the written request of any shareholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended June 30, 1996, including the financial statements and schedules thereto. Requests should be directed to Secretary, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's financial statements for the years ended June 30, 1996 and 1995 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Shareholders.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          MURRAY PITKOWSKY,
                                          Secretary

Dated: November 8, 1996
      Montvale, New Jersey

PROXY                              DATASCOPE CORP.                  COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 10, 1996

  The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock, par value $.01 per share, of DATASCOPE CORP. which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at The Harmonie Club, 4 East 60th Street, New York, New York, on December 10, 1996 at 11 o'clock A.M., local time, and at any adjournment thereof, on all matters coming before said meeting:

  1. ELECTION OF DIRECTORS. Nominees: David Altschiller and Joseph Grayzel (Mark only one of the following boxes.)

        / / VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE
            FOLLOWING NOMINEES (IF ANY):__________________

        / / VOTE WITHHELD FROM ALL NOMINEES.

  2. STOCKHOLDER PROPOSAL NUMBER 1.

        / / FOR     / / AGAINST     / / ABSTAIN

  3. STOCKHOLDER PROPOSAL NUMBER 2.

        / / FOR     / / AGAINST     / / ABSTAIN

  4. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                        (Continue and sign on other side)

(Continued from other side)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS, AND AGAINST THE STOCKHOLDER PROPOSALS OPPOSED BY THE BOARD OF DIRECTORS.

  The undersigned acknowledges receipt of the accompanying Proxy Statement dated November 8, 1996.

Date: _____________, 1996

__________________________

__________________________
Signature of Shareholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.
I plan / /  I do not plan / /
to attend the Annual Meeting.